SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SCHOOL SPECIALTY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 26, 2003

To the Shareholders of School Specialty, Inc.:

The 2003 Annual Meeting of Shareholders of School Specialty, Inc. will be held at the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, August 26, 2003 at 10:00 a.m. Central Time for the following purposes:

(1)	To elect two directors to serve until the 2006 Annual Meeting of Shareholders as Class II directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as School Specialty’s independent auditors for fiscal 2004; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on July 7, 2003 are entitled to receive notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone vote. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 28, 2003

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 28, 2003

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” “we” or “our” refers to School Specialty, Inc. and its subsidiaries. Our fiscal year ends on the last Saturday of April each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended April 26, 2003 is referred to as “fiscal 2003”).

This Proxy Statement is furnished by the Board of Directors of School Specialty for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Shareholders to be held at the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, August 26, 2003 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report to Shareholders for fiscal 2003, will be mailed to shareholders starting on or about July 28, 2003.

Shareholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided or by calling the toll-free telephone number listed on the proxy card. If you submit a signed proxy card or vote by telephone, you may still attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of each of the individuals nominated to serve as Class II directors, and

•	FOR ratification of the appointment of the independent auditors.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain shareholders by telephone or other electronic means.

Only shareholders of record at the close of business on July 7, 2003 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had 18,742,407 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Wisconsin law and School Specialty’s By-Laws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the election of directors, “withhold authority” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

With respect to the vote required to approve the various proposals at the Annual Meeting, the following rules apply:

•	Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. In other words, the two nominees who receive the largest number of votes will be elected as directors. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

•	Ratification of the appointment of the independent auditors requires that the votes cast in favor of ratification exceed the votes cast opposing the ratification. Abstentions and broker non-votes will therefore have no effect on the approval of this proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of July 7, 2003 (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (9)
David J. Vander Zanden (1)	383,519	2.0%
Mary M. Kabacinski (1)	106,717	*
A. Brent Pulsipher (1)	37,500	*
Stephen R. Christiansen	—	—
Donald J. Noskowiak (1)(2)	1,243	*
Jonathan J. Ledecky (1)	931,829	4.7%
Leo C. McKenna (1)	33,989	*
Rochelle Lamm (1)	27,922	*
Jerome M. Pool (1)	23,750	*
All executive officers and directors as a group (9 persons) (1)	1,546,469	7.6%

Michael Lee-Chin (3) Portland Holdings, Inc. AIC Limited AIC American Focused Fund AIC American Focused Corporate Class AIC American Focused Plus Fund
1375 Kerns Road
Burlington, Ontario, Canada L7R 4X8	2,357,779	12.6%

T. Rowe Price Associates, Inc (4) T. Rowe Price New Horizons Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202	1,900,276	10.1%

Capital Research and Management Company (5) SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071	1,602,900	8.6%

J.P. Morgan Chase & Co. (6)
270 Park Avenue
New York, New York 10017	1,139,789	6.1%

Skyline Asset Management, L.P. (7)
311 South Wacker Drive, Suite 4500
Chicago, Illinois 60606	1,097,950	5.9%

Wells Fargo & Company (8)
420 Montgomery Street
San Francisco, California 94104	1,052,768	5.6%

*	Less than 1% of the outstanding Common Stock.

(1)	Share amounts include options granted under our 1998 and 2002 Stock Incentive Plans which are currently exercisable, or exercisable within 60 days after the Record Date, in the amount of 333,519 for Mr. Vander Zanden, 94,700 for Ms. Kabacinski, 37,500 for Mr. Pulsipher, 1,000 for Mr. Noskowiak, 931,829 for Mr. Ledecky, 27,750 for Mr. McKenna, 27,750 for Ms. Lamm, 22,750 for Mr. Pool, and 1,476,798 for all executive officers and directors as a group.

(2)	On May 31, 2003, Mr. Noskowiak’s employment was terminated.

(3)	Michael Lee-Chin, Portland Holdings, Inc., AIC Limited, Aid American Focused Fund, AIC American Focused Corporate Class and AIC American Focused Plus Fund have jointly filed an amended Schedule13G with the SEC, reporting that as of February 20, 2003, Michael Lee-Chin, Portland Holdings, Inc. and AIC Limited each had shared voting and dispositive power over 2,357,779 shares of Common Stock, respectively. Also, AIC American Focused Fund had shared voting and dispositive power over 1,963,021 shares of Common Stock, AIC American Focused Corporate Class had shared voting and dispositive power over 313,826 shares of Common Stock, and AIC American Focused Plus Fund had shared voting and dispositive power over 80,932 shares of Common Stock.

(4)	T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. have jointly filed an amended Schedule 13G with the SEC reporting that they had, as of April 30, 2003, sole voting power over 326,300 and 1,500,000 shares, respectively, of Common Stock and T. Rowe Price Associates, Inc. had sole dispositive power over 1,900,276 shares of Common Stock.

(5)	Capital Research and Management Company and SMALLCAP World Fund, Inc. have jointly filed an amended Schedule 13G with the SEC reporting that, as of December 31, 2002, SMALLCAP World Fund, Inc. had sole voting power over 1,130,000 shares of Common Stock and Capital Research and Management Company had sole dispositive power over 1,602,900 shares of Common Stock.

(6)	J.P. Morgan Chase & Co. filed an amended Schedule 13G with the SEC reporting that it had, as of December 31, 2002, sole voting power over 1,027,085 shares of common stock and sole and shared dispositive power over 1,137,519 and 2,270 shares of Common Stock, respectively.

(7)	Skyline Asset Management, L.P. filed a Schedule 13G with the SEC, reporting that as of December 31, 2002, it had shared voting power over 911,341 shares of Common Stock and shared dispositive power over 1,097,950 shares of Common Stock.

(8)	Wells Fargo & Company filed a Schedule 13G with the SEC reporting that it had, as of December 31, 2002, sole and shared voting power over 1,044,079 and 7,949 shares of Common Stock, respectively, and sole and shared dispositive power over 991,438 and 54,427 shares of Common Stock, respectively.

(9)	Based on 18,742,407 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTORS

School Specialty’s Board of Directors currently consists of five members, with one vacancy. The Board of Directors believes that the majority of the current directors are independent under both the existing listing standards of the National Association of Securities Dealers (“NASD”) and those proposed in March 2003. Directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class II expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, who are currently serving as Class II directors, be elected as Class II directors for a new term of three years ending at the 2006 Annual Meeting and until their successors are duly elected and qualified.

The nominees have indicated a willingness to serve as directors, but if either of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

The Board of Directors unanimously recommends that shareholders vote “for” the election of the nominees to serve as directors.

Name and Age of Director	NOMINEES FOR DIRECTOR—CLASS II
David J. Vander Zanden Age 48	Mr. Vander Zanden became President and Chief Executive Officer of School Specialty in September 2002, after serving as Interim Chief Executive Officer since March 2002. Mr. Vander Zanden served as President and Chief Operating Officer from March 1998 to March 2002. From 1992 to March 1998, he served as President of Ariens Company, a manufacturer of outdoor lawn and garden equipment. Mr. Vander Zanden has served as a director of School Specialty since June 1998.

Rochelle Lamm Age 55	Ms. Lamm has served as a director of School Specialty since June 1998. Ms. Lamm is Chairman and Chief Executive Officer of Precision Marketing Partners, LLC and The Academy of Financial Services Studies, LLC. Ms. Lamm was associated with Strong Advisory Services, a division of Strong Capital Management, Inc., as its President from 1995 to February 1998. Prior to that time, she was president and the chief operating officer of AAL Capital Management, a mutual fund manager.

CONTINUING DIRECTOR—CLASS III (term expiring 2004)
Leo C. McKenna Age 69	Mr. McKenna has served as a director of School Specialty since June 1998. In September 2002 Mr. McKenna was appointed as non-executive Chairman of the Board. Mr. McKenna is a self-employed financial consultant. He is a director and a member of the Executive Committee of the Boston and New York Life Insurance Company, a subsidiary of Boston Mutual Life Insurance Company. Mr. McKenna is a director and member of the John Brown Cook Foundation, a foundation established to support organizations that promote the American way of life, and an overseer to the Catholic Student Center at Dartmouth College.

Name and Age of Director	CONTINUING DIRECTORS—CLASS I (term expiring 2005)
Jonathan J. Ledecky Age 45	Mr. Ledecky has served as a director of School Specialty since June 1998 and as an employee of School Specialty from June 1998 to June 2000. He is currently Chairman of the Ledecky Foundation, a philanthropic organization. He founded Building One Services Corporation (formerly Consolidation Capital Corporation) in February 1997 and served as its Chairman until March 2000. Mr. Ledecky was Vice Chairman of Lincoln Holdings, owner of Washington sports franchises in the NBA, NHL and WNBA, from July 1999 to July 2001. Mr. Ledecky founded U.S. Office Products in October 1994, served as its Chairman of the Board until June 1998 and served as its Chief Executive Officer until November 1997. Mr. Ledecky is a Commissioner of the National Commission on Entrepreneurship. Prior to 1999 Mr. Ledecky held various executive level positions, primarily with investment management companies. Mr. Ledecky is a graduate of Harvard College and Harvard Business School.

Jerome M. Pool Age 67	Mr. Pool was appointed to the Board of Directors of School Specialty in June 1999. Mr. Pool is a self-employed business advisor/consultant. He retired from Jantzen, Inc., a manufacturer of apparel, in 1992 having served as Chairman, President and Chief Executive Officer since 1983. Prior to 1983, Mr. Pool served in various sales and management positions with Jantzen.

CORPORATE GOVERNANCE

The Board of Directors has standing Compensation, Executive Performance Compensation and Audit Committees. The Board of Directors does not have a Nominating Committee; however, the independent directors will be responsible for approving director nominations in accordance with NASD requirements. The Board of Directors held six meetings in fiscal 2003. Each director attended all of the meetings of the Board of Directors and meetings of committees on which each served, if any, in fiscal 2003.

The Compensation Committee is responsible for reviewing and approving the strategy and design of School Specialty’s compensation systems, making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans, reviewing the compensation of our directors and chief executive officer and reviewing and approving the salaries and incentive compensation of key officers. The members of the Compensation Committee are Mr. Pool (Chairman), Mr. McKenna and Ms. Lamm, each of whom is “independent” within the meaning of existing and proposed NASD listing standards. The Compensation Committee held three meetings in fiscal 2003.

The Board of Directors appointed the Executive Performance Compensation Committee as a sub-committee of the Compensation Committee to approve certain matters related to performance-based compensation when required by Section 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Performance Compensation Committee is also responsible for administering our 1998 and 2002 Stock Incentive Plans. The members of the Executive Performance Compensation Committee are Mr. Pool (Chairman) and Ms. Lamm. The Executive Performance Compensation Committee held three meetings in fiscal 2003.

The Audit Committee is responsible for oversight of School Specialty’s accounting and financial reporting processes and the audit of School Specialty’s financial statements. The members of the Audit Committee are

Mr. McKenna (Chairman), Ms. Lamm and Mr. Pool, each of whom is “independent” within the meaning of existing and proposed NASD listing standards and the SEC’s recently adopted rules promulgated under the Sarbanes-Oxley Act of 2002. Mr. McKenna has been deemed by the Board of Directors to be an “audit committee financial expert” for purposes of the SEC’s rules. The Audit Committee has adopted, and the Board of Directors has approved, a charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee held five meetings in fiscal 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, we believe that during fiscal 2003, all filing requirements were complied with, except that David J. Vander Zanden filed one report on Form 4 late with respect to one transaction.

EXECUTIVE COMPENSATION

Summary Compensation Information.    The following table sets forth the compensation paid by us for services rendered during fiscal years 2003, 2002 and 2001 to the Named Officers.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation ($)
		Salary ($)	Bonus ($)(1)	Other Annual Compensation	School Specialty Securities Underlying Options (#)	JuneBox.com Securities Underlying Options (#)(6)
David J. Vander Zanden (2)	2003	$392,885	$ 98,226	$11,169(7)	50,000	—	$23,193(9)
President and Chief	2002	304,615	277,452	—	—	—	2,391
Executive Officer	2001	265,385	—	—	—	300,000	2,550

Mary M. Kabacinski	2003	$221,923	$ 55,481	—	—	—	$ 3,508(10)
Executive Vice President and	2002	200,385	174,423	—	25,000	—	2,391
Chief Financial Officer	2001	175,000	—	—	—	100,000	1,918

A. Brent Pulsipher (3)	2003	$198,538	$ 73,662	—	—	—	$ 3,850(10)
Executive Vice President	2002	190,500	142,875	$19,216(8)	—	—	34,495
of Corporate	2001	10,990	4,714	—	75,000	—	—
Logistics and Technology

Stephen R. Christiansen (4)	2003	$103,846	$ 75,000	—	75,000	—	$60,500(11)
Executive Vice President,	2002	—	—	—	—	—	—
Specialty Companies	2001	—	—	—	—	—	—

Donald J. Noskowiak (5)	2003	$148,462	$ 37,115	—	—	—	$ 3,508(10)
Vice President Finance/	2002	140,000	80,000	—	10,000	—	2,391
Business Development	2001	140,000	—	—	—	16,341	1,535

(1)	Consists of amounts awarded under School Specialty’s Executive Incentive Plan. Amounts paid in 2003 to Mr. Pulsipher and Mr. Christiansen were guaranteed under their employment agreements.

(2)	Mr. Vander Zanden was appointed President and Chief Executive Officer in September 2002 after serving as the Interim Chief Executive Officer since March 2002.

(3)	Mr. Pulsipher was first employed by School Specialty in March 2001.

(4)	Mr. Christiansen was first employed by School Specialty in November 2002.

(5)	Mr. Noskowiak’s employment with School Specialty was terminated on May 31, 2003.

(6)	Consists of options granted under the JuneBox.com, Inc. 2000 Equity Incentive Plan. JuneBox.com, Inc. was a wholly-owned subsidiary of School Specialty that was dissolved and merged into School Specialty in September 2001. Option grants reflected in this table under the JuneBox.com, Inc. 2000 Equity Incentive Plan were canceled without consideration in April 2001.

(7)	Represents tax gross-up payment related to term life insurance premium.

(8)	Represents tax gross-up payment related to relocation payment.

(9)	Represents $19,685 paid by School Specialty for the term life insurance premium and contributions by School Specialty under our 401(k) plan of $3,508.

(10)	Represents contributions by School Specialty under our 401(k) plan.

(11)	Represents one-time payment of $60,500 related to Mr. Christiansen’s commencement of employment with us.

Option Grants.    The following table provides information on options to acquire School Specialty Common Stock granted to the Named Officers during fiscal 2003 under the School Specialty 2002 Stock Incentive Plan.

Option/SAR Grants in Last Fiscal Year

Name	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	5% ($)	10% ($)
David J. Vander Zanden	50,000	12.9%	$24.10	11/5/12	$757,818	$1,920,460

Mary M. Kabacinski	—	—	—	—	—	—

A. Brent Pulsipher	—	—	—	—	—	—

Stephen R. Christiansen	75,000	19.4%	24.10	11/5/12	1,136,727	2,880,690

Donald J. Noskowiak	—	—	—	—	—	—

(1)	The options reflected in the table include incentive and non-qualified stock options granted under our 2002 Stock Incentive Plan. The exercise price of each option granted was equal to 100% of the fair market value of the Common Stock on the date of grant. The options granted vest in increments of one-fourth of the total grant on the first, second, third and fourth anniversaries of the grant or earlier upon certain specified change of control events.

(2)	The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of stock prices.

Option Exercises.    The following table provides information regarding options to acquire School Specialty Common Stock exercised during fiscal 2003 and options held at year end by the Named Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/ SARs at FY-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Vander Zanden	—	—	326,019	82,500	$636,153	$27,713

Mary M. Kabacinski	4,800	$34,644	75,950	43,750	264,586	97,219

A. Brent Pulsipher	—	—	37,500	37,500	—	—

Stephen R. Christiansen	—	—	—	75,000	—	—

Donald J. Noskowiak	—	—	43,703	10,000	88,774	581

(1)	For valuation purposes, an April 25, 2003 market price of $17.92 was used.

Equity Compensation Plan Information

The following table sets forth certain information as of April 26, 2003 about shares of our common stock outstanding and available for issuance under our equity compensation plans, the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan (the “1998 Plan”) and the 2002 Stock Incentive Plan (the “2002 Plan”). Under the 1998 Plan and 2002 Plan, we may grant stock options and other awards from time to time to employees, consultants, advisors and independent contractors of School Specialty and its subsidiaries, as well as non-employee directors and officers of School Specialty. The 1998 Plan was approved by shareholders on August 29, 2000 and the 2002 Plan was approved by shareholders on August 27, 2002.

Plan category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders (1)	2,946,718	$18.38	1,312,610
Equity compensation plans not approved by shareholders (2)	N/A	N/A	N/A
Total	2,946,718	$18.38	1,312,610

(1)	Grants for shares of our common stock under the 1998 Plan are limited to 20% of the outstanding shares of School Specialty stock at the time of grant. As the number of outstanding shares of School Specialty stock increases or decreases, the maximum number of shares that may be issued under the 1998 Plan increases and decreases. As of April 26, 2003, there were 18,435,066 shares of School Specialty common stock outstanding. Grants for shares of our common stock under the 2002 Plan are limited to 1,500,000 shares.

(2)	School Specialty does not maintain any equity compensation plans which have not been approved by shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee directors are granted options under our 1998 Stock Incentive Plan to purchase 15,000 shares of Common Stock upon their initial election as members of the Board of Directors and 5,000 shares of Common Stock for each additional year of service. These options are granted at an exercise price equal to the fair market value on the date of grant and have three year vesting schedules.

Non-employee directors are currently paid an annual retainer of $30,000 plus $1,000 for each additional special meeting and committee meeting attended and are reimbursed for all out-of-pocket expenses related to their service as directors. The non-executive chairman is paid an additional annual retainer of $40,000 and non-employee director committee chairmen are paid annual retainers of $2,500.

EMPLOYMENT CONTRACTS AND RELATED MATTERS

We have entered into employment agreements with each Named Officer.

We entered into an employment agreement with David J. Vander Zanden, President and Chief Executive Officer of School Specialty, on November 5, 2002. The agreement has an initial term of three years, and automatically renews for additional three year terms following the first year of the initial term or any renewal term unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $425,000 and participation in a performance-based incentive compensation plan. The agreement contains a confidentiality provision which is triggered upon the termination of Mr. Vander Zanden’s employment and runs for a period of two years. The agreement provides Mr. Vander Zanden the right to terminate his employment upon a change of control of School Specialty. In the event Mr. Vander Zanden’s employment is terminated due to his death or disability or upon a change of control, School Specialty is required to pay to him his base salary for the balance of the then effective term of the agreement. The agreement contains a non-compete provision that applies during Mr. Vander Zanden’s employment and runs for a period of two years following termination of employment or the length of time he receives base salary payments, whichever is longer. On November 5, 2002, the Board of Directors of School Specialty approved an Executive Term Life Insurance Plan (the “Plan”). The Plan provides for $20 million of term life insurance coverage on the life of Mr. Vander Zanden. The Plan, with premiums paid by School Specialty, provides coverage under two separate policies. The first policy provides for $10 million of coverage, with School Specialty designated as the beneficiary. The second policy provides for $10 million of coverage, with beneficiaries designated by Mr. Vander Zanden. The second policy is in addition to Mr. Vander Zanden’s compensation as provided in his employment agreement.

We entered into an employment agreement with Mary M. Kabacinski, Executive Vice President and Chief Financial Officer of School Specialty, on September 3, 1999. The agreement has an initial term of two years, with automatic two year extensions following the first year of the initial term or any renewal term unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $175,000 and participation in a performance-based incentive compensation plan. The agreement provides Ms. Kabacinski with the right to terminate her employment upon a change of control of School Specialty. The agreement contains a confidentiality provision which is triggered upon the termination of Ms. Kabacinski’s employment and runs for a period of two years. In the event Ms. Kabacinski’s employment is terminated due to her death, disability or upon a change of control, School Specialty is required to pay Ms. Kabacinski her base salary for the balance of the then effective term of the agreement. The agreement contains a non-compete provision that applies during Ms. Kabacinski’s employment and runs for a period of 18 months following termination of employment.

We entered into an employment agreement with A. Brent Pulsipher, Executive Vice President of Corporate Logistics and Technology of School Specialty, on March 26, 2001. The agreement was subsequently amended on September 11, 2002, effective June 1, 2002. The agreement has an initial term of three years, with automatic one year extensions unless either party gives notice of non-renewal. The agreement, as amended, provides for total cash compensation of $272,200 as an annual minimum amount. The agreement provides Mr. Pulsipher with the right to terminate his employment upon a change of control of School Specialty. The agreement contains confidentiality, non-solicitation and non-compete provisions which apply during Mr. Pulsipher’s employment and run for a period of two years following termination of employment. In the event Mr. Pulsipher’s employment is terminated due to his breach of or failure to perform his obligations under the agreement or by mutual agreement of the parties, School Specialty is required to pay Mr. Pulsipher his base salary for a period of 12 months. In the event Mr. Pulsipher elects to terminate employment upon a change of control, School Specialty is required to pay Mr. Pulsipher his base salary through the then effective term of the agreement.

We entered into an employment agreement with Stephen R. Christiansen, Executive Vice President of the Specialty Companies, on November 5, 2002. The agreement has an initial term of two years, with automatic one year extensions unless either party gives notice of non-renewal. The agreement provides for an annual base salary of at least $225,000 and participation in a performance-based incentive compensation plan, with a guaranteed fiscal 2003 minimum bonus of $75,000 under the performance-based incentive compensation plan. The agreement also provides for a special one-time payment of $60,500 related to his commencement of employment with us, which was paid in May 2003. The agreement contains confidentiality, non-solicitation and non-compete provisions that apply during Mr. Christiansen’s employment and run for a period of 24 months following termination of employment.

On June 1, 2003, our employment agreement with Donald J. Noskowiak, Vice President of School Specialty, dated September 3, 1999, was amended. Under the amendment, Mr. Noskowiak’s employment with School Specialty was terminated effective May 31, 2003. Mr. Noskowiak was retained as a consultant until January 31, 2004. Mr. Noskowiak will be paid 18 months severance at his existing base salary at the time of termination ($150,000). Under the terms of the agreement as amended, Mr. Noskowiak will be subject to a confidentiality provision that runs for a period of two years from conclusion of the consulting arrangement and a non-compete provision that runs for a period of 18 months following conclusion of the consulting arrangement. As a result of the termination of employment, all of Mr. Noskowiak’s qualified and nonqualified stock options became exercisable on May 31, 2003.

COMPENSATION COMMITTEE REPORT

School Specialty’s Executive Compensation Program is designed to attract and retain highly competent executives, to provide incentives for achieving and exceeding School Specialty’s short-term and long-term financial goals, and to align the financial objectives of our executives with the enhancement of shareholder value.

The Compensation Committee consists of Mr. Pool (Chairman), Mr. McKenna and Ms. Lamm. The Compensation Committee is responsible for reviewing and, if appropriate, approving the compensation of our President and Chief Executive Officer, Mr. Vander Zanden, and the recommendations of Mr. Vander Zanden concerning the compensation levels of our other executive officers. The Executive Performance Compensation Committee is composed of Mr. Pool (Chairman) and Ms. Lamm. The Executive Performance Compensation Committee administers our 1998 and 2002 Stock Incentive Plans, with responsibility for determining the awards to be made under such plans.

The Compensation and the Executive Performance Compensation Committees review compensation programs for executive officers in June of each year. Because certain matters related to compensation are approved by the Executive Performance Compensation Committee, that committee joins in the report of the Compensation Committee.

Overview.    The compensation structure for our executive officers consists in general of three principal components: base salary, annual cash bonus and periodic grants of stock options. Base salary determinations are an important ingredient in attracting and retaining quality personnel in a competitive market. Base salaries are set at levels based generally on subjective factors, including the individual’s level of responsibility, experience and past performance record. In addition, a significant portion of compensation is directly related to and contingent upon objective performance criteria established on an annual basis. Accordingly, our executives participate in annual cash bonus arrangements based in part on objective formulas tied to the individual’s profit center and/or School Specialty as a whole. Finally, to ensure that executive officers hold equity positions in School Specialty, which we think is important, stock options are granted to executives to enable them to hold equity interests at more meaningful levels than they could through alternative methods.

Base Salary.    The base salary of Mr. Vander Zanden was established by his employment agreement and is reviewed annually by the Compensation Committee which makes recommendations on changes if appropriate to the Board of Directors for approval. In June 2002, the Committee recommended an increase in Mr. Vander Zanden’s base salary from $310,000 to $350,000. In November 2002, the Committee, in recognition of Mr. Vander Zanden’s expanded role as Chief Executive Officer, recommended an increase in his base salary to $425,000. Executive salaries for officers other than the President and Chief Executive Officer are recommended to the Compensation Committee for review and approval prior to submission to the Board of Directors for approval.

Cash Bonus.    For corporate executives, the current incentive compensation plan permits such persons to receive up to 100% of their base compensation in cash bonus and is tied in part to the performance goals established on an annual basis by the Board of Directors and in part to discretionary performance criteria. The Committee believes that the plan provides important incentives to executives thereby benefiting not only the executive but School Specialty as well. Corporate executive officers earned cash bonuses under the plan in fiscal 2003 resulting from School Specialty’s achievement of certain targeted financial goals.

The Committee approved a fiscal 2003 bonus of $98,221 for Mr. Vander Zanden based on parameters of the incentive compensation plan. The Compensation Committee approved Mr. Vander Zanden’s bonus based on School Specialty’s achievement of targeted financial goals.

Equity Based Compensation.    Under our 1998 and 2002 Stock Incentive Plans, the Executive Performance Compensation Committee determines the stock option awards to be made to executive officers and others. With respect to our President and Chief Executive Officer, the Executive Performance Compensation Committee bases its determination upon performance goals as well as existing overall compensation. During fiscal 2003, in recognition of Mr. Vander Zanden’s expanded role as Chief Executive Officer, the Executive Performance Compensation Committee approved a stock option grant of 50,000 shares of Common Stock, with an exercise price equal to the fair market value of our Common Stock on the date of grant. With respect to other executives, the Executive Performance Compensation Committee bases its determinations on recommendations made by management.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public corporations for compensation over $1.0 million for any fiscal year paid to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In making compensation decisions, it is the Compensation Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) and has established the Executive Performance Compensation Committee, consisting of Mr. Pool and Ms. Lamm, to assist in that regard. Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that the compensation paid to our most highly compensated officers will be deductible for federal income tax purposes, notwithstanding School Specialty’s efforts to satisfy such section. In addition, School Specialty may pay compensation that does not satisfy these requirements for deduction if it is deemed advisable for business reasons.

The Compensation Committee:	The Executive Performance Compensation Committee:
Jerome M. Pool (Chairman)	Jerome M. Pool (Chairman)
Leo C. McKenna	Rochelle Lamm
Rochelle Lamm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

With the exception of Leo C. McKenna, no member of the Compensation Committee has ever been an officer of our company or any of our subsidiaries and none of our executive officers has served on the compensation committee or the board of directors of any company of which any of our directors is an executive officer. Mr. McKenna is a former non-employee officer and director of a predecessor company of School Specialty that was acquired by U.S. Office Products in 1996.

AUDIT COMMITTEE REPORT

In accordance with its written charter, attached as Appendix A, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent auditors. During fiscal 2003, the Audit Committee met five times, and the Audit Committee chair, the designated representative of the Audit Committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the chief financial officer and independent auditors prior to their filing with the SEC.

In June 2003, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for fiscal 2004.

Auditor Independence and Fiscal 2003 Audit.    In discharging its duties, the Audit Committee obtained from Deloitte, our independent auditors for the 2003 audit, a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also independently discussed the quality and adequacy of our internal controls with management and the independent auditors. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with management and the independent auditors the objectives and scope of the internal audit process and the results of the internal audit examinations.

Fiscal 2003 Financial Statements and Recommendations of the Committee.    The Audit Committee separately reviewed and discussed our audited financial statements as of and for the fiscal year ended April 26, 2003 with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 26, 2003 for filing with the SEC.

Fees Paid to Deloitte & Touche LLP. The aggregate fees billed for professional services by Deloitte during fiscal 2003 and fiscal 2002 were approximately:

Type of Fees	Fiscal 2003	Fiscal 2002
Audit Fees	$226,000	$198,500
Audit-Related Fees	105,000	—
Tax Fees	278,200	—
All Other Fees	15,000	—

Total	$624,200	$198,500

In the above table, “audit fees” are fees School Specialty paid Deloitte for professional services for the audit of School Specialty’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of School Specialty’s financial statements. Audit-related services for fiscal 2003 included closing balance sheet audit of an acquired operation and benefit plan audits. “Tax fees” are fees for tax compliance, tax advice, and tax planning. Tax-related services for fiscal 2003 included tax return preparation and consulting. “All other fees” are fees billed by Deloitte to School Specialty for any other services not included in the first three categories. Fiscal 2002 fees do not include fees paid to Arthur Andersen LLP, our prior independent auditors.

The Audit Committee pre-approves all audit and non-audit work performed by Deloitte. Pursuant to pre-approval policies and procedures adopted by the Audit Committee in fiscal 2003, the Audit Committee pre-

approves all non-audit services, including tax compliance and tax consulting, to be performed by Deloitte. However, the Audit Committee has delegated the approval of one category of non-audit services, post-closing accounting services related to School Specialty’s future acquisitions and dispositions, to the Chairman in the event it is not administratively expedient for the full Audit Committee to approve and authorize such services. In such case, the Chairman is required to make a report to the full Audit Committee at its next meeting. All audit and non-audit services provided by Deloitte during fiscal 2003 were pre-approved by the Audit Committee.

The Audit Committee:

Leo C. McKenna (Chairman)

Rochelle Lamm

Jerome M. Pool

PERFORMANCE GRAPH

The following graph compares the total shareholder return on our Common Stock since our initial public offering on June 9, 1998 with that of the Russell 2000 Stock Market Index and two peer group indices constructed by us. The companies included in our old peer group index are: Renaissance Learning, Inc. (RLRN), American Educational Products, Inc. (AMEP), Nobel Learning Communities, Inc. (NLCI), National Computer Systems, Inc. (NLCS) and Scholastic Corporation (SCHL). The companies included in our new peer group index are: Renaissance Learning, Inc., Scholastic Corporation, The Aristotle Corporation (ARTL) and Excelligence Learning Corporation (LRNS).

The total return calculations set forth below assume $100 invested on June 9, 1998, with reinvestment of any dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through April 26, 2003. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

	June 9, 1998	April 24, 1999	April 29, 2000	April 28, 2001	April 27, 2002	April 26, 2003
School Specialty, Inc.	$100.00	$125.81	$120.16	$146.97	$182.33	$115.62
Russell 2000 Index	$100.00	$ 95.59	$113.53	$109.98	$115.53	$ 90.85
New Peer Group*	$100.00	$141.48	$110.74	$232.54	$238.51	$139.38
Old Peer Group	$100.00	$132.20	$145.41	$248.90	$254.02	$147.33

*	The new peer group has been substituted for the old peer group to reflect the acquisitions of National Computer Systems, Inc. and American Education Products, Inc. and to omit Nobel Learning Communities, Inc. because it is not in the same line of business as School Specialty.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

As previously disclosed, on June 11, 2002 we dismissed Arthur Andersen LLP (“Andersen”) as our independent auditors and appointed Deloitte & Touche LLP (“Deloitte”) as our new independent auditors. The decision to change independent auditors was recommended by the Audit Committee and approved by the Board of Directors. Andersen’s report on our financial statements for the fiscal year ended April 28, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended April 27, 2002 and April 28, 2001 and during the subsequent interim period through June 11, 2002, we had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. None of the reportable events described in Item 304(a)(l)(v) of Regulation S-K occurred during the fiscal years ended April 27, 2002 and April 28, 2001 and through June 11, 2002. During the fiscal years ended April 27, 2002 and April 28, 2001 and the subsequent interim period through June 11, 2002, School Specialty did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has appointed Deloitte, an independent public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending April 24, 2004. Deloitte audited the financial statements of School Specialty for the fiscal year ended April 26, 2003. Representatives of Deloitte will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

If shareholders do not ratify the appointment of Deloitte, the selection of our independent auditors will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2004.

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2004 Annual Meeting of Shareholders must be submitted to us no earlier than May 28, 2004 and no later than June 27, 2004. Any other shareholder proposed business to be brought before the 2004 Annual Meeting of Shareholders must be submitted to us no later than March 30, 2004. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2004 Annual Meeting of Shareholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before March 30, 2004. Proposals should be directed to Ms. Karen A. Riching, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Shareholders may obtain a copy of our Annual Report to Shareholders for fiscal 2003, which includes our Annual Report on Form 10-K, at no cost by writing to Ms. Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

SCHOOL SPECIALTY, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Effective as of July 9, 2003

I.	PURPOSE

The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee assists the Board of Directors in its oversight of: the quality and integrity of the Company’s financial statements; the qualifications and independence of the Company’s independent auditors; the performance of the Company’s independent auditors; and the Company’s compliance with applicable legal, ethical and regulatory requirements. The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

The Committee’s job is one of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing the Company’s financial statements.

II.	COMMITTEE COMPOSITION

The Committee shall be comprised of at least three members, consisting solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting or other comparable experience or background which results in the individual’s financial sophistication, as provided in the rules of The Nasdaq Stock Market. The Board of Directors may determine that one or more members of the Committee shall be an “audit committee financial expert” as defined by SEC rules.

A director is “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq Stock Market and the SEC.

A director is “financially literate” if he or she is able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

The members of the Committee will be appointed by the Board of Directors. A member will serve until his or her successor is appointed, until his or her resignation from the Committee, until his or her position on the Committee is eliminated due to a reduction in the size of the Committee, until he or she is removed from the Committee by the Board of Directors, or until his or her service on the Board of Directors terminates. The chairperson of the Committee will be the member of the Committee appointed to serve in such capacity by the Board of Directors from time to time.

Except as otherwise determined by the Board of Directors, no member of the Committee will simultaneously serve on the audit committees of more than two other public companies.

III.	MEETINGS AND REPORTS

The Committee shall meet at least four times annually, or more frequently as the Committee deems necessary. Meetings of the Committee may be called by any member of the Committee. The Committee chair shall prepare or approve an agenda in advance of Committee meetings. If appropriate, the Committee shall report to the Board of Directors at the Board meeting following each Committee meeting or more frequently as necessary regarding the Committee’s activities, findings, conclusions and recommendations, including any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the company’s independent auditors.

IV.	RESPONSIBILITIES AND POWERS

The Committee’s responsibilities shall include the following:

A.	Independent Auditors. The Committee shall be directly and solely responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee shall have the following additional specific responsibilities with respect to the independent auditors:

1.	Pre-approve the terms of engagement of the independent auditors, including the audit services within the scope of the engagement and the fees to be paid to the independent auditors, and pre-approve the appointment of and fee arrangements of any other external auditors employed for other specific audit purposes.

2.	Receive the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, discuss with the independent auditors the independent auditors’ independence, including actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

3.	Periodically evaluate the independent auditors’ qualifications, performance and independence and the experience and qualifications of the senior individuals assigned by the independent auditors to the Company’s account. The Committee shall present their conclusions with respect to the independent auditors to the full board.

4.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, concurring and other audit partners as required by law, and periodically consider whether the Company should regularly rotate its independent auditors.

5.	Monitor and approve the hiring in accounting or executive positions of the Company of employees and former employees of the independent auditors and the positions for which they are hired, in order to satisfy itself that there are no disqualifying previous employment relationships between members of the Company’s audit engagement team and the Company.

B.	Quarterly and Annual Financial Statements

1.	Review each year the planned scope of the examination of the Company’s financial statements by the independent auditors.

2.	Review with management and the independent auditors, upon completion of their audit, the annual financial statements to be included in the Company’s Annual Report on Form 10-K, past audit adjustments (as relevant), the quality of the Company’s reported earnings and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

3.	Review any quarterly disclosures made to the Committee by the Company’s chief executive officer and chief financial officer pursuant to the certifications required under Section 302 of the Sarbanes-Oxley Act.

4.	Review and discuss with the independent auditors and management (a) the development, selection, application and disclosure of all critical accounting policies and practices used in the audited financial statements, (b) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences and (d) the effect of regulatory and accounting initiatives on the Company’s financial statements.

5.	Discuss with the independent auditors the matters required to be discussed by SAS 61, which deals with auditor communications with audit committees, as may be modified or supplemented from time to time.

6.	Based on the review and discussions referred to in Sections A.2, B.2 and B.5, make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K filed each year.

7.	Review any recommendations of the independent auditors resulting from the audit and monitor management’s response.

8.	Review with management any matter of significant disagreement between management and the independent auditors and any other problems or difficulties encountered during the course of the audit and management’s response to such disagreements, problems or difficulties.

9.	Review with the independent auditors any matter of significant disagreement between the independent auditors and management and any other problems or difficulties encountered during the course of the audit and the independent auditors’ response to such disagreements, problems or difficulties.

C.	Non-Audit Services

Pre-approve, or establish policies and procedures to pre-approve, all permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions provided for de minimus amounts as provided in applicable SEC regulations. In the event pre-approval of non-audit services is delegated to one or more members of the Committee, any decisions made by the delegated member(s) must be reported to the full Committee at its next scheduled meeting.

D.	Internal Control

1.	Meet privately periodically (but at least annually) with the independent auditors to review the adequacy of the Company’s internal controls and internal control over financial reporting, accounting policies and procedures, special audit steps adopted in light of material control deficiencies and particular concerns of the Committee or the independent auditors.

2.	Meet privately periodically (but at least annually) with management to review the adequacy of the Company’s internal controls and internal control over financial reporting, accounting policies and procedures, the internal audit function, and particular concerns of the Committee or management.

3.	Investigate claims of abuse of expense accounts and use of corporate assets by the Company’s executive officers.

E.	Risk Assessment and Risk Management

1.	Periodically discuss with management the Company’s major financial risk exposures and the steps that management has taken to assess, monitor and control such exposures.

F.	Code of Ethics

1.	Monitor compliance with the Company’s Code of Ethics.

G.	Special Investigations

1.	Direct any special investigations concerning matters relating to the Company’s financial statements, internal controls, internal control over financial reporting, compliance with applicable laws or Code of Ethics.

2.	Establish and periodically review procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns.

3.	Adopt written procedures for the confidential receipt, retention and consideration of any attorney reports of material violations of securities laws, breaches of fiduciary duty or similar violations, as provided in SEC regulations under §307 of the Sarbanes-Oxley Act.

H.	Use of Advisers

1.	The Committee has authority to retain its own independent legal, accounting and other advisers in its sole discretion to carry out its duties, including sole authority to approve the fees and other retention terms of any adviser and to terminate such adviser. The Company shall provide for such funding required by the Committee.

I.	Other

1.	Review and approve all related-party transactions with directors, executive officers, 5% shareholders, members of their family and persons or entities affiliated with any of them.

2.	Review and assess the adequacy of this Charter on at least an annual basis.

3.	Periodically discuss with management the types of information to be disclosed in the Company’s earnings releases, including the use of non-GAAP financial measures, and the manner in which this information will be presented.

4.	Discuss with management and the independent auditors the quarterly and annual reported earnings of the Company prior to the release of this information to the public and discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of these discussions and reviews.

5.	Periodically discuss with management the types of financial information and earnings guidance to be disclosed to analysts and rating agencies, and the manner in which this information will be presented.

6.	Monitor any litigation involving the Company which may have a material financial impact on the Company or relate to matters entrusted to the Committee.

7.	Review with management the status of tax returns and tax audits.

8.	The Committee shall be available to receive reports, suggestions, questions or recommendations relating to the matters for which it has responsibility from the independent auditors or management personnel.

                                   PROXY CARD

                             SCHOOL SPECIALTY, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned appoints David J. Vander Zanden and Mary M. Kabacinski, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of School Specialty, Inc. held of record by the undersigned on July 7, 2003 at the 2003 Annual Meeting of
Shareholders of School Specialty, Inc. to be held on August 26, 2003 and at any adjournment or postponement thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this proxy will be voted "FOR" the election of each of the individuals nominated to serve as Class II directors and "FOR" the ratification of the appointment of the independent auditors.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                             SCHOOL SPECIALTY, INC.

                                 August 26, 2003

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your            -------------------------------------
proxy card in the envelope provided          COMPANY NUMBER
as soon as possible.                       -------------------------------------
               - OR -                        ACCOUNT NUMBER
TELEPHONE - Call toll-free                 -------------------------------------
1-800-PROXIES from any touch-tone            CONTROL NUMBER
telephone and follow the instructions.     -------------------------------------
Have your control number and proxy
card available when you call.

             Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
____________________________________________________________________________________________________________________________________
1. ELECTION OF DIRECTORS: (To serve until the 2006 Annual                                                        FOR AGAINST ABSTAIN
   Meeting and until their successors are elected and qualified)      2. RATIFY DELOITTE & TOUCHE LLP AS SCHOOL  [ ]   [ ]      [ ]
                                                                         SPECIALTY'S INDEPENDENT AUDITORS FOR
                               NOMINEES:                                 FISCAL 2004.

[ ] FOR ALL NOMINEES           ( ) David J. Vander Zanden             3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
                               ( ) Rochelle Lamm                         UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                                                                         MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF).
[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here: (X)
________________________________________________________________

________________________________________________________________

To change the address on your account, please check the
box at right and indicate your new address in the address  [ ]
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this method.
________________________________________________________________

Signature of Shareholder:[                     ] Date:[         ]  Signature of Shareholder:[                     ] Date:[         ]

     Note: Please sign exactly as your name appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.